Q3 Fiscal 2023 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
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Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q3 FY23 Summary

Consolidated Results

- Revenue grew 13% from prior year
- Gross margin expanded 180 basis points from PY to 28.6%
- Adjusted EBITDA increased 20% from prior year to $6.6 million
- Net Income of $1.6 million or $0.21 per diluted share

Service Segment

- Revenue up 19%; 12% organic growth
- Gross Profit grew 20% from PY; gross margin expanded 30 basis points to 30.0%
- Two acquisitions closed

Distribution Segment

- Revenue growth of 4%; vendor lead times remain extended in the quarter
- Orders continue to be strong; backlog over $9.5 million, up 7% from PY
- Gross margin expanded 370 basis points over PY

Revenue

($ in millions)


Service Segment
+19%
$30.2
$36.0
Q3 FY22
Q3 FY23


Distribution Segment
+4%
$20.7
$21.4
Q3 FY22
Q3 FY23

Consolidated revenue up 13% on Service segment strength and modest growth in Distribution

Total Service revenue growth of 19%; organic growth was strong at 12%

Distribution revenue growth of 4%, despite continued extended vendor lead times


Consolidated
+13%
$50.9
$57.4
Q3 FY22
Q3 FY23

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)



Service Segment
$9.0
$10.8
29.7%
30.0%
Q3 FY22
Q3 FY23



Distribution Segment
$4.7
$5.6
22.5%
26.2%
Q3 FY22
Q3 FY23



Consolidated
+20%
$13.6
$16.4
26.8%
28.6%
Q3 FY22
Q3 FY23

Consolidated gross margin expanded 180 basis points

Service gross margin of 30.0% expanded 30 basis points primarily due to improved productivity and gains in automation

Distribution gross margin expanded 370 basis points

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
$1.6
$1.6
Q3 FY22
Q3 FY23
Diluted EPS
$0.21
$0.21
Q3 FY22
Q3 FY23
Adjusted EPS*
$0.36
$0.35
Q3 FY22
Q3 FY23

Q3 FY23 net income of $1.6 million down (1.7%) from PY and Diluted EPS $0.21 vs. $0.21 in prior year. Net Income and EPS in the quarter were both negatively impacted vs. prior year by higher Interest Expense (approximately $0.05)

Q3 FY23 effective tax rate was 24.6% compared to 26.8% in the prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)



Service Segment
$4.1
$4.6
13.5%
12.7%
Q3 FY22
Q3 FY23



Distribution Segment
$1.4
$2.0
6.7%
9.4%
Q3 FY22
Q3 FY23

Consolidated adjusted EBITDA of $6.6 million up 20%

Service segment adjusted EBITDA of $4.6 million up 12% from PY

Distribution adjusted EBITDA up 47% from PY



Consolidated
$5.5
+20%
$6.6
10.7%
11.5%
Q3 FY22
Q3 FY23

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

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Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	9 Months Ended Dec 24, 2022	9 Months Ended Dec 25, 2021
Net cash provided by operations	$14.0	$12.4
Capital expenditures (CapEx)	(7.1)	(5.9)
Operating free cash flow (FCF)**	**$6.8**	**$6.5**

Cash flow improved versus prior year

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets and in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	Dec 24, 2022	Mar 26, 2022
Cash and cash equivalents	$1.6	$1.4
Total debt	49.2	48.5
Total net debt	**$47.6**	**$47.1**
Shareholders' equity	95.3	86.2
Total capitalization	**$142.9**	**$134.6**
Debt/total capitalization	34.4%	36.0%
Net debt/total capitalization	33.3%	35.0%

1.66x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$37.8M available from credit facility at quarter-end

e2B Calibration and Complete Calibrations acquisitions closed during the quarter and were funded via debt

* *See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

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Near Term Expectations

Service segment: *In the year ahead,* we expect Service organic revenue growth to continue to be in the high-single digit range and expect gross margin improvement.

Total Transcat: We expect the fiscal 2023 income tax rate to be in the range of 21% to 23%

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of January 30, 2023*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13735773***
  Telephone replay available through **Tuesday, February 7, 2023**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

Supplemental Information

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Trust in every measure

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Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q3	FY 2023 Q3	FY 2023 Q3 TTM
Net Income	$ 1,629	$ 1,601	$ 10,078
+Interest Expense	194	726	1,894
+Other (Expense) / Income	(58)	313	210
+Tax Provision	596	523	2,726
Operating Income	$ 2,361	$ 3,163	$ 14,908
+Depreciation & Amortization	2,368	2,824	10,821
+Acquisition Related Add-Back	55	96	152
+Other (Expense) / Income	58	(313)	(210)
+Noncash Stock Compensation	624	815	3,404
Adjusted EBITDA	$ 5,466	$ 6,585	$ 29,075

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2022 Q3	FY 2023 Q3
Service Operating Income	$ 1,661	$ 1,836
+Depreciation & Amortization	1,861	2,268
+Acquisition Related Add-Back	55	96
+Other (Expense) / Income	36	(214)
+Noncash Stock Compensation	475	576
Service Adjusted EBITDA	$ 4,088	$ 4,562
Distribution Operating Income	$ 700	$ 1,327
+Depreciation & Amortization	507	556
+Other (Expense) / Income	22	(99)
+Noncash Stock Compensation	149	239
Distribution Adjusted EBITDA	$ 1,378	$ 2,023
Service EBITDA	$4,088	$4,562
Distribution EBITDA	$1,378	$2,023
Total Adjusted EBITDA	$5,466	$6,585

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Adjusted Diluted EPS Reconciliation

($ in thousands)

	Q3 FY22	Q3 FY 23
GAAP Net Income (loss)	$ 1,629	$ 1,601
Add back (deduct)		
Amortization of Intangibles	947	1,180
Acquisition deal costs	55	96
Acq Stock Expense	238	158
Acquisition Amortization of backlog	300	
Income Tax Effect at 25%	(385)	(359)
Non-GAAP adjusted net income	$ 2,784	$ 2,676
Average diluted shares outstanding	7,653	7,666
Diluted income per share - GAAP	$ 0.21	$ 0.21
Diluted income per share - Non-GAAP	$ 0.36	$ 0.35

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.